Exhibit 10.4

AMENDMENT NO. 1 TO

WINDSTREAM PERFORMANCE

INCENTIVE COMPENSATION PLAN

The Windstream Performance Incentive Compensation Plan (the “Plan”) is amended, effective January 1, 2008, as follows:

1. Article VII of the Plan is hereby superseded and replaced in its entirety as set forth below:

“VII. PAYMENT OF AWARDS

Subject to Section VI hereof, Awards for any Plan Year shall be paid after the end of that Plan Year, but in no event later than March 15 of the calendar year immediately following the end of that Plan Year.”

2. Except as explicitly set forth herein, the Plan will remain in full force and effect.

WINDSTREAM CORPORATION

By:	/s/ Jeffery R. Gardner

Its:	President and Chief Executive Officer